UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 22, 2006

STATER BROS. HOLDINGS INC.
(Exact name of registrant as specified in its charter)
Commission file number 001-13222

Delaware	33-0350671
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

21700 Barton Road
Colton, California	92324
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (909) 783-5000
N/A
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On August 22, 2006 Stater Bros. Holdings Inc. (The “Company”) announced the retirement of Don Baker, President and Chief Operating Officer of Stater Bros. Markets, the Company’s principal operating entity, as of September 24, 2006. Mr. Baker will continue to assist the Company as a consultant for an undetermined period of time.
Jim Lee, age 55, has been announced as the new President and Chief Operating Officer of Stater Bros. Markets to replace Mr. Baker. Mr. Lee joined the Company in 2002 as Group Senior Vice President of Retail Operations and was promoted in 2005 to Executive Vice President of Retail Operations and Administration. Prior to joining the Company, Mr. Lee served as President and Chief Operating Officer of Wild Oats Markets from 1996 to 2001. On August 22, 2006, the Company issued a press release entitled “Jim Lee Appointed President and Chief Operating Officer of Stater Bros. Markets.” A copy of this press release is attached hereto and incorporated by reference as exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
The following material is being furnished as exhibits to this Current Report on Form 8-K.
     (c) Exhibits
99.1	Text of press release, dated August 22, 2006, entitled “Jim Lee Appointed President and Chief Operating Officer of Stater Bros. Markets.”
Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stater Bros. Holdings Inc.

By:	/s/ Jack H. Brown

Jack H. Brown
Chairman of the Board, President,
and Chief Executive Officer
Date: August 25, 2006

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Text of press release, dated August 22, 2006, entitled “Jim Lee Appointed President and Chief Operating Officer of Stater Bros. Markets.”